Exhibit 10.5

THIRD AMENDMENT TO

FIRST AMENDED AND RESTATED

DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND

DIGITAL REALTY TRUST, L.P. 2004 INCENTIVE AWARD PLAN

THIS THIRD AMENDMENT TO THE FIRST AMENDED AND RESTATED DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND DIGITAL REALTY TRUST, L.P. 2004 INCENTIVE AWARD PLAN, made as of July 28, 2009 (this “Third Amendment”), is made and adopted by Digital Realty Trust, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended by the First and Second Amendments thereto (the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

1. Section 2.42 of the Plan is hereby amended and restated in its entirety as follows:

“2.42 RESERVED.”

2. Section 8.10 of the Plan is hereby amended and restated in its entirety as follows:

“8.10 Granting of Profits Interest Units to Independent Directors.

(a) During the term of the Plan, each person who first becomes an Independent Director after the fifth annual meeting of the Company’s stockholders following the Public Trading Date (the “Fifth Annual Meeting”) shall, on the date on which such person first becomes an Independent Director, automatically be granted a number of Profits Interest Units equal to the quotient obtained by dividing (x) $100,000 by (y) the Fair Market Value of a share of Stock on the date on which such person first becomes an Independent Director (the “Initial Director Award”). In addition, during the term of the Plan, commencing as of the sixth annual meeting of the Company’s stockholders following the Public Trading Date, each Independent Director shall, on the date of each annual meeting of the Company’s stockholders, be granted a number of Profits Interest Units equal to the quotient obtained by dividing (x) $60,000 by (y) the Fair Market Value of a share of Stock on the date of such annual meeting (the “Subsequent Director Award”), provided that such person continues to serve as an Independent Director immediately following such annual meeting. For the avoidance of doubt, a person who first becomes an Independent Director at an annual meeting of the Company’s stockholders shall only receive an Initial Director Award in connection with becoming an Independent Director, and shall not also receive a Subsequent Director Award on the date of such meeting; provided, however, that such person shall be eligible to receive a Subsequent Director Award commencing with the next following annual meeting of the Company’s stockholders subject to the terms hereof. Members of the Board who are employees of the Company, the Partnership, the Services Company, or any Subsidiary who subsequently retire from employment with such entities and remain on the Board will not receive an Initial Director Award, but to the extent they are otherwise eligible, will receive, after retirement from such employment, Subsequent Director Awards. Notwithstanding the foregoing, effective with respect to any grant of Profits Interest Units to an Independent Director pursuant to this Section 8.10 on or after the Fifth Annual Meeting, such Independent Director may elect in advance to receive in lieu thereof an equivalent number of shares of Restricted Stock which shall be subject to the same vesting schedule as would have applied to the corresponding grant of Profits Interest Units. Notwithstanding the foregoing, in the event that an Independent Director does not qualify as an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended, on the date of any grant of Profits Interest Units to such Independent Director pursuant to this Section 8.10, then such Independent Director shall not receive such grant of Profits Interest Units, and in lieu thereof shall automatically be granted an equivalent number of shares of Restricted Stock which shall be subject to the same vesting schedule as would have applied to the corresponding grant of Profits Interest Units.

(b) Each Initial Director Award and Subsequent Director Award granted after the Fifth Annual Meeting shall, subject to the Independent Director’s continued directorship, vest with respect to 20% of the Profits Interest Units subject thereto on each of the first and second anniversaries of the date of grant and with respect to 30% of the Profits Interest Units subject thereto on each of the third and fourth anniversaries of the date of grant. Consistent with the foregoing, the terms and conditions of the Profits Interest Units (including, without limitation, transfer restrictions with respect thereto) shall be set forth in an Award Agreement to be entered into by the Company and each Independent Director which shall evidence the grant of the Profits Interest Units.”

3. This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of Digital Realty Trust, Inc. on July 28, 2009.

Executed on this 28th day of July, 2009.

/s/ Joshua A. Mills
Assistant Secretary

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